Exhibit 99.1


Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins                                    NEWS RELEASE
                  864-597-8361


                   DENNY'S REPORTS SEPTEMBER SAME-STORE SALES

         Spartanburg, S.C., October 7, 2004 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Denny's restaurants during the five-week period and quarter ended September 29, 2004, compared with the related periods in fiscal year 2003.

                                           Five Weeks        13 Weeks
   Sales:                              September 2004         Q3-2004
  -------------------------------    ------------------    -------------
   Same-Store Sales                             7.0%            6.8%
        Guest Check Average                     4.6%            3.8%
        Guest Counts                            2.3%            2.9%


   Restaurant Counts:                         9/29/04        12/31/03
   ------------------------------    ------------------    -------------
        Company-owned                             553             561
        Franchised and Licensed                 1,056           1,077
                                     ------------------    -------------
                                                1,609           1,638


         Denny's is America's largest full-service family restaurant chain, consisting of 553 company-owned units and 1,056 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.